Exhibit 10.143

EXECUTION VERSION

AMENDMENT NO. 1 TO UNSECURED PROMISSORY NOTE

This Amendment No. 1 to Unsecured Promissory Note (the "Amendment") is made as of this 21st day of July, 2016, by and between TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation ("Maker"), and JL-UTAH SUB, LLC, an Alaska limited liability company ("Holder").

WHEREAS, the Maker is indebted to the Holder under a certain Unsecured Promissory Note in the principal amount of Five Hundred Thousand Dollars ($500,000) dated April 5, 2016 (the "Note"); and

WHEREAS, the Borrower and the Holder have agreed to amend the Note in accordance with this Amendment.

NOW, THEREFORE, the parties hereto agree as follows:

1.            Section 1.04 of the Note is hereby restated in its entirety to read as follows:

If and upon terms and conditions approved by Maker’s Board of Directors and execution of definitive documents mutually agreed upon by the parties, Holder shall have the right to convert the then outstanding principal and accrued interest due to Holder under this Note into the common stock, par value $0.001 per share, of Twinlab Consolidated Holdings, Inc. (“TCHI Common Stock”); provided, however, that upon such a conversion the “Warrant” (as defined below) shall be cancelled. In addition, if Maker’s Board of Directors, or any subset thereof authorized to do so, approves the conversion of the outstanding principal and accrued interest of any one or more of the Golisano Holdings Notes, the Great Harbor Notes, or the Little Harbor Note, each as defined below, into TCHI Common Stock pursuant to the terms of any such Note, then (a) Maker shall promptly notify Holder of the terms and conditions of the conversion so approved by Maker’s Board (which notice shall be delivered by electronic mail to Jonathan Rubini at jrubini@jlproperties.com, with a copy to Joshua D. Hodes, Esq. at joshh@lbblawyers.com), and (b) Holder shall thereafter have the right, but not the obligation, to convert the then outstanding principal and accrued interest due to Holder under this Note into TCHI Common Stock on the same terms and conditions as approved by Maker’s Board as set forth in the conversion notice delivered by Maker, provided that no later than five (5) business days after receipt of such notice Holder notifies Maker of its intent to so convert (which notice shall be delivered by electronic mail to Maker’s Chief Legal Officer at rneuwirth@twinlab.com, with a copy to Maker’s Audit Committee Chairman at mark.bugge@vaegr.com); it being agreed that if Holder does not provide notice of its intent to so convert within five (5) business days of receipt of Maker’s notice, then Holder shall be deemed to have permanently waived such right with the respect to such noticed conversion.

Amendment No. 1 to Unsecured Promissory Note (JL-US)

2.            Section 2.01(c) of the Note is hereby restated in its entirely to read as follows:

(c)          The occurrence of (x)(i) a default or an event of default with respect to any indebtedness of Maker for borrowed money that accrues interest, including, but not limited to Midcap Funding X Trust, Penta Mezzanine SBIC Fund I, L.P., JL-Mezz Utah, LLC, JL Properties, Inc., Holder, Golisano Holdings LLC (“Golisano Holdings”), Great Harbor Capital, LLC ("Great Harbor"), and Little Harbor, LLC (“Little Harbor”) and (ii) such indebtedness is accelerated by the creditor or (y) for the non-payment of indebtedness of Maker for borrowed money at its scheduled final maturity (including any extension or refinancings thereof);

3.            Section 3.11 of the Note is hereby restated in its entirely to read as follows:

3.11         Pari Passu Notes. Maker and Holder acknowledge and agree that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to that (a) certain Unsecured Promissory Note, dated as of January 28, 2016, as amended by Amendment No. 1 dated as of March 21, 2016 and Amendment No. 2 dated April 5, 2016 (the "First Golisano Holdings Note"), in the original principal amount of $2,500,000 issued by Maker to Golisano Holdings, that certain Unsecured Promissory Note, dated as of March 21, 2016, as amended by Amendment No. 1 dated as of April 5, 2016 in the original principal amount of $7,000,000 issued by Maker to Golisano Holdings (the "Second Golisano Holdings Note") and that certain Unsecured Delayed Draw Promissory Note dated July 21, 2016 (the “Third Golisano Holdings Note” and together with this Note and the First Holder Note, the "Golisano Holdings Notes") in the original principal amount of $4,769,996 (or such lesser amount as is drawn pursuant to the terms thereof) issued by Maker to Golisano Holdings, (b) that certain Unsecured Promissory Note, dated as of January 28, 2016 as amended by Amendment No. 1 dated as of March 21, 2016 and Amendment No. 2 dated as of April 5, 2016 (the "First Great Harbor Note"), in the original principal amount of $2,500,000 issued by Maker to Great Harbor and, that certain Unsecured Promissory Note, dated as of March 21, 2016, as amended by Amendment No. 1 dated as of April 5, 2016 in the original principal amount of $7,000,000 issued by Maker to Great Harbor (the "Second Great Harbor Note" and together with the First Great Harbor Note, the “Great Harbor Notes”) and (c) that certain Unsecured Delayed Draw Promissory Note dated July 21, 2016 (the "Little Harbor Note") in the original principal amount of $4,769,996 (or such lesser amount as is drawn pursuant to the terms thereof) issued by Maker to Little Harbor. Maker and Holder acknowledge and agree that all payments of principal and interest on the Holder Note, the Golisano Holdings Notes, the Great Harbor Notes, and the Little Harbor Note (collectively, the "Investor Notes") shall all be made pro rata with respect to each such Investor Note based on the unpaid principal balance under all Investor Notes. If Holder receives any payment or other amount with respect to this Note in excess of that which it is entitled to under this Section 3.11, it shall, and shall be deemed to, hold such excess amount in trust for the benefit of Golisano Holdings, Great Harbor and Little Harbor to the extent each is entitled thereto and shall pay such excess amount over to Golisano Holdings, Great Harbor and/or Little Harbor, as applicable, as promptly as practicable. Maker and Holder hereby agree that Golisano Holdings, Great Harbor and Little Harbor are each an express third party beneficiary of this Section 3.11 and it shall not be amended or modified without the express written consent of Golisano Holdings Great Harbor and Little Harbor.

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4.          Except as expressly amended hereby, all terms and conditions of the Note shall remain in full force and effect.

5.          Upon the effectiveness of this Amendment, each reference in the Note to "the Note," "this Note," "hereunder," "hereof," "herein," or words of similar import shall mean and be a reference to the Note, as amended by this Amendment.

6.          This Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understandings, and agreements between such parties with respect to the subject matter hereof. To the extent of any conflict between the terms and conditions of this Amendment and the Note, the terms and conditions of this Amendment shall govern.

7.          This Amendment may be executed in one or more counterparts, including by means of facsimile and/or portable document format, each of which shall be an original and all of which shall together constitute one and the same document.

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EXECUTION VERSION

IN WITNESS WHEREOF, Maker and Holder have executed this Amendment as of the date first above written.

TWINLAB CONSOLIDATED HOLDINGS, INC.

By:	/s/ Naomi Whittel
Name: Naomi Whittel
Title: Chief Executive Officer

JL-UTAH SUB, LLC

By:	/s/ Jonathan B. Rubini
Jonathan B. Rubini
Title: Managing Member

The undersigned hereby consent to this Amendment No. 1 to Unsecured Promissory Note.

GREAT HARBOR CAPITAL, LLC

/s/ Mark J. Bugge
Mark J. Bugge
Title: Secretary

GOLISANO HOLDINGS LLC

/s/ B. Thomas Golisano
B. Thomas Golisano
Title: Member

Amendment No. 1 to Unsecured Promissory Note (JL-US)